UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 22, 2010

Meta Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

121 East Fifth Street, Storm Lake, IA  50588

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 3 — Securities and Trading Markets

Item 3.02     Unregistered Sales of Equity Securities

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Meta Financial Group, Inc., a Delaware corporation (the “Company”), pursuant to an agreement entered into on January 22, 2010:

On January 22, 2010, the Company agreed to sell 265,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to Cash America International, Inc., a Texas corporation (“Cash America”).  Such sale is scheduled to close on January 26, 2010, at which time Cash America will hold approximately 9.1% of the issued and outstanding Common Stock of the Company.  The Securities Purchase Agreement (the “Agreement”) entered into by the parties includes a registration rights agreement, the form of which is attached as Exhibit B to the Agreement.

Cash America will pay $21.33 per share of Common Stock, for an aggregate purchase price of $5,652,450.   The Company paid no fees or commissions in connection with the issuance of the Common Stock to Cash America. The bulk of these proceeds will be used to fund growth in the Meta Payment Systems division.

The sale of the Common Stock was undertaken by the Company without registration in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the 1933 Act.  Cash America is an “accredited investor” within the meaning of Regulation D.

Section 9 — Financial Statements and Exhibits

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits.

The following Exhibits are being furnished herewith:

10.1         Securities Purchase Agreement by and between Meta Financial Group, Inc. and Cash America International, Inc., dated January 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

	By:	/s/ J. Tyler Haahr
J. Tyler Haahr
President and Chief Executive Officer

Dated: January 26, 2010

Exhibit Index

Exhibit
Number	Description of Exhibit

10.1	Securities Purchase Agreement by and between Meta Financial Group, Inc. and Cash America International, Inc., dated January 22, 2010